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                                  EXHIBIT 5(B)

             Revised Schedule A to the Investment Advisory Agreement


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                                                       Dated: September 15, 1997

                                   Schedule A
                                     to the
          Investment Advisory Agreement between BB&T Mutual Funds Group and Branch Banking & Trust Company
                              dated October 1, 1992

Name of Fund                                       Compensation*
------------                                       -------------

The BB&T U.S. Treasury Money Market     Annual rate of forty one-hundredths of
Fund                                    one percent (.40%) of the BB&T U.S.
                                        Treasury Money Market Fund's average
                                        daily net assets.



The BB&T Short-Intermediate U.S.        Annual rate of sixty one-hundredths of
Government Income Fund                  one percent (.60%) of the BB&T Short-
                                        Intermediate U.S. Government Income
                                        Fund's average daily net assets.


The BB&T Intermediate U.S.              Annual rate of sixty one-hundredths of
Government Bond Fund                    one percent (.60%) of the BB&T
                                        Intermediate U.S. Government Bond Fund's average daily assets.


The BB&T Growth and Income Stock        Annual rate of seventy-four
Fund                                    one-hundredths of one percent (.74%) of
                                        the BB&T Growth and Income Stock Fund's
                                        average daily net assets.


The BB&T North Carolina Intermediate    Annual rate of sixty one-hundredths of
Tax-Free Fund                           one percent (.60%) of the BB&T North
                                        Carolina Intermediate Tax-Free Fund's
                                        average daily net assets.



The BB&T                                Annual rate of seventy-four
Balanced Fund                           one-hundredths of one percent (.74%) of
                                        the BB&T Balanced Fund's average daily
                                        net assets.



The BB&T Small Company                  Annual rate of one percent (1.00%) of
Growth Fund                             the BB&T Small Company Growth Fund's
                                        average daily net assets.




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The BB&T International Equity Fund     Annual rate of one percent (1.00%)of the
                                       BB&T International Equity Fund's average daily assets.



The BB&T Capital Manager                Annual rate of twenty-five
Conservative Growth Fund                one-hundredths of one percent (.25%) of
                                        the BB&T Capital Manager Conservative
                                        Growth Fund's average daily net assets.



The BB&T Capital Manager               Annual rate of twenty-five
Moderate Growth Fund                   one-hundredths of one percent (.25%) of
                                       the BB&T Capital Manager Moderate Growth
                                       Fund's average daily net assets.


The BB&T Capital Manager               Annual rate of twenty-five
Growth Fund                            one-hundredths of one percent (.25%) of
                                       the BB&T Capital Manager Growth Fund's
                                       average daily net assets.


The BB&T Prime Money Market Fund       Annual rate of forty one-hundredths of
                                       one percent (.40%) of the BB&T Prime
                                       Money Market Fund's average daily net
                                       assets.


The BB&T Large Company Growth          Annual rate of seventy-four
Fund                                   one-hundredths of one percent (.74%) of
                                       the BB&T Large Company Growth Fund's
                                       average daily net assets.




The BB&T South Carolina Intermediate   Annual rate of sixty one-hundredths of
Tax-Free Fund                          one percent (.60%) of the BB&T South
                                       Carolina Intermediate Tax-Free Fund's
                                       average daily net assets.





                                  BB&T MUTUAL FUNDS GROUP

                                  By:/s/ Richard B. Ille
                                     -----------------------------

                                  BRANCH BANKING AND TRUST COMPANY

                                  By:/s/
                                     ------------------------------

   * All fees are computed daily and paid monthly.

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